SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.__)

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SBE, INC.

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SBE, INC.
2305 Camino Ramon, Suite 200
San Ramon, California 94583

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On March 22, 2005

To The Stockholders of SBE, Inc.:

You are cordially invited to attend the Annual Meeting of Stockholders of SBE, Inc., a Delaware corporation (the "Company"). The meeting will be held on Tuesday, March 22, 2005, at 9:00 a.m. local time at the Company's offices at 2305 Camino Ramon, Suite 200, San Ramon, California 94583 for the following purposes:

(1)	To elect two directors to hold office until the 2008 Annual Meeting of Stockholders;

(2)	To ratify the selection of BDO Seidman, LLP by the Audit Committee of the Board of Directors as independent auditors of the Company for its fiscal year ending October 31, 2005; and

(3)	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is February 10, 2005. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

/S/ David W. Brunton

David W. Brunton
Secretary

San Ramon, California
February 15, 2005

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

SBE, INC.
2305 Camino Ramon, Suite 200
San Ramon, California 94583

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS

March 22, 2005

Information about this Proxy Material and Voting

General

We sent you this proxy statement and the enclosed proxy card because the Board of Directors of SBE, Inc. (sometimes referred to as the "Company") is soliciting your proxy to vote at the Annual Meeting of Stockholders. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

The Company intends to mail this proxy statement and accompanying proxy card on or about February 18, 2005 to all stockholders of record entitled to vote at the annual meeting.

Voting Rights and Outstanding Shares

Only stockholders of record at the close of business on February 10, 2005 will be entitled to vote at the annual meeting. On this record date, there were 5,199,538 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on February 10, 2005 your shares were registered directly in your name with SBE, Inc.'s transfer agent, American Stock Transfer & Trust, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on February 10, 2005 your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. However, because you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

Issues to be Voted On

There are two matters scheduled for a vote:

•	Election of two directors; and

•	Ratification of BDO Seidman, LLP as independent auditors of the Company for its fiscal year ending October 31, 2005.

Voting Procedure

You may either vote "For" each of the nominees to the Board of Directors (the "Board") or you may abstain from voting for any nominee you specify. For the other matter to be voted on, you may vote "For" or "Against" or abstain from voting. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting, or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•	To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from SBE, Inc. Simply complete and mail the proxy card to ensure that your vote is counted. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

Number of Votes

On each matter to be voted upon, you have one vote for each share of common stock you own as of February 10, 2005.

Voting By Proxy

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted "For" the election of each of the nominees for director and for the ratification of BDO Seidman, LLP as independent auditors of the Company for the fiscal year ending October 31, 2005. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his best judgment.

Cost of Proxy Solicitation

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

Receipt of Multiple Proxy Cards

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Revocation of Proxy

You can revoke your proxy at any time before the final vote at the meeting. You may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date;

•	You may send a written notice that you are revoking your proxy to SBE, Inc.'s Secretary at 2305 Camino Ramon, Suite 200, San Ramon, California 94583; or

•	If you are a stockholder of record, you may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

Stockholder Proposals

To be considered for inclusion in next year's proxy materials, your proposal must be submitted in writing by October 18, 2005, to the Secretary of SBE, Inc., 2305 Camino Ramon, Suite 200, San Ramon, California 94583. If you wish to submit a proposal that is not to be included in next year's proxy materials or nominate a director, you must do so by not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting of stockholders (no earlier than November 22, 2005 and no later than December 22, 2005, as currently scheduled); provided, however, that in the event that the date of the annual meeting of stockholders is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year's annual meeting of stockholders, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting of stockholders or the 10th day following the day on which public announcement of the date of such meeting is first made. Stockholders wishing to submit any such proposal are also advised to review Rule 14a-8 under the Securities Exchange Act of 1934 and the Company's Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

Counting of Votes

Votes will be counted by the inspector of election appointed for the meeting, who will separately count "For" and (with respect to proposals other than the election of directors) "Against" votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as "Against" votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

If your shares are held by your broker as your nominee (that is, in "street name"), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to "discretionary" items, but not with respect to "non-discretionary" items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange ("NYSE") on which your broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes.

Votes Required To Approve Each Proposal

•	For the election of directors, the two nominees receiving the most "For" votes (among votes properly cast in person or by proxy) will be elected. Broker non-votes will have no effect.

•	To be approved, the proposal to ratify BDO Seidman LLP as independent auditors of the Company for the fiscal year ending October 31, 2005 must receive a "For" vote from the majority of shares present either in person or by proxy. If you "Abstain" from voting, it will have the same effect as an "Against" vote. Broker non-votes will have no effect.

Quorum Requirement

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if a majority of the outstanding shares are represented by stockholders present at the meeting or by proxy. On the record date, there were 5,199,538 shares outstanding and entitled to vote. Thus at least 2,599,769 shares must be represented by stockholders present at the meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

Results Of The Voting At The Annual Meeting

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in the Company's quarterly report on Form 10-Q for the second quarter of the fiscal year ending October 31, 2005.

Proposal 1

Election Of Directors

The Board is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class shall serve for the remainder of the full term of that class, and until the director's successor is elected and qualified. This includes vacancies created by an increase in the number of directors.

The Board presently has five members. There are two directors in the class whose term of office expires in 2005. If elected at the annual meeting, each of these nominees would serve until the 2008 annual meeting and until his successor is elected and has qualified, or until his earlier death, resignation or removal. It is the Company's policy to encourage nominees for directors to attend the Annual Meeting. All of the nominees for election as a director at the 2004 Annual Meeting of stockholders attended the 2004 Annual Meeting of Stockholders.

The following is a brief biography of each nominee and each director whose term will continue after the annual meeting.

Nominees for Election for a Three-year Term Expiring at the 2008 Annual Meeting

Daniel Grey

Mr. Grey, 50, has served our President and Chief Executive Officer since January 1, 2005. From May 2001 through December 2004, Mr. Grey served as our Senior Vice President Sales and Marketing. From January 2000 until May 2001, Mr. Grey was the Senior Vice President of Sales for SBS Technologies, a provider of embedded computing systems. From 1999 to January 2000, Mr. Grey was Vice President of Sales for LAN Media Corporation, a provider of wide area network connectivity solutions later acquired by SBE. Mr. Grey was the Western Regional Sales Manager for Performance Technologies, Inc. from 1996 to 1999. From 1989 to 1996, Mr. Grey served as the Director of Western Sales for SBE.

Ronald J. Ritchie

Mr. Ritchie, 64, has served as a director since 1997 and as Chairman since 2004. From October 1999 to date, Mr. Ritchie has served as president of Ritchie Associates, a business and management consulting firm. From October 1999 to June 2002, Mr. Ritchie also served as director of PixTech, Inc., a provider of field emission displays to worldwide customers, and he served as interim Chief Executive Officer of PixTech from August 2001 to June 2002. Mr. Ritchie served as Chairman of the Board of VXI Electronics, Inc., a supplier of power conversion components, from February 1998 until its acquisition by Celestica Inc. in September 1999. Mr. Ritchie was President and CEO of Akashic Memories Corporation, a firm supplying thin film hard disk media to manufacturers of disk drive products, from November 1996 to January 1998. From May 1994 to November 1996, Mr. Ritchie also served as President of Ritchie Associates. From August 1992 to April 1994, Mr. Ritchie was President and Chief Operating Officer of Computer Products, Inc., a supplier of power conversion components and system applications for the computer and networking industry. Prior to August 1992, Mr. Ritchie held President or senior executive positions at Ampex Corporation, Canaan Computer Corporation, Allied Signal Corporation and Texas Instruments.

The Board Of Directors Recommends
A Vote In Favor Of Each Named Nominee.

Directors Continuing in Office Until the 2006 Annual Meeting

William B. Heye, Jr.

Mr. Heye, 66, joined the Company in November 1991 as President, Chief Executive Officer and a member of the Board. Mr. Heye retired from his position as President and Chief Executive Officer on December 31, 2004. From 1989 to November 1991, he served as Executive Vice President of Ampex Corporation, a manufacturer of high-performance scanning recording systems, and President of Ampex Video Systems Corporation, a wholly-owned subsidiary of Ampex Corporation and a manufacturer of professional video recorders and editing systems for the television industry. From 1986 to 1989, Mr. Heye served as Executive Vice President of Airborn, Inc., a manufacturer of components for the aerospace and military markets. Prior to 1986, Mr. Heye served in senior management positions at Texas Instruments, Inc. in the United States and overseas, including Vice President and General Manager of Consumer Products and President of Texas Instruments Asia, Ltd., with headquarters in Tokyo, Japan.

Directors Continuing in Office Until the 2007 Annual Meeting

Marion M. (Mel) Stuckey

Mr. Stuckey, 66, has served as a director since December 2003. Since 2003, Mr. Stuckey has served as Chief Executive Officer of the DECAF Company LLC, a high-tech polymer company. Since 2001, Mr. Stuckey has served as Chief Executive Officer of CEO Jumpstart LLC, a management consulting firm. From 1983 to 2001, Mr. Stuckey was the Chairman of the Board and Chief Executive Officer of Fourth Shift Corporation, a provider of supply chain and customer management software. From 1978 to 1982, Mr. Stuckey was the President of the CPI subsidiary of Control Data Corporation. From 1962 to 1978, Mr. Stuckey held various IBM positions precedent to being named the Northern California and Nevada Manager for IBM Corporation.

John Reardon

Mr. Reardon, 44, was appointed as director by unanimous vote of the Board on February 10, 2004. Mr. Reardon has served as President and member of the Board of Directors of The RTC Group, a technical publishing company since 1990. In 1994, Mr. Reardon founded a Dutch corporation, AEE, to expand the activities of The RTC Group into Europe. Mr. Reardon continues to serve on the Board of Directors of One Stop Systems, a computing systems and manufacturing company. Mr. Reardon was selected by the San Diego's Directors Forum as the Director of the Year for Enhanced Economic Value for 2005.

Information Regarding the Board of Directors and its Committees

Independence of the Board of Directors

As required under the Nasdaq Stock Market ("Nasdaq") listing standards, a majority of the members of a listed company's board of directors must qualify as "independent," as affirmatively determined by the board of directors. The Board consults with the Company's counsel to ensure that the Board's determinations are consistent with all relevant securities and other laws and regulations regarding the definition of "independent," including those set forth in pertinent listing standards of Nasdaq, as in effect time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board affirmatively has determined that all of the Company's directors are independent directors within the meaning of the applicable Nasdaq listing standards.

Board Committees

The Board has three committees: an Audit Committee, a Compensation Committee, and a Nominating and Governance Committee. The following table provides membership and meeting information for fiscal 2004 for each of the Board committees:

Name	Audit		Compensation		Nominating and Governance
Mr. Daniel Grey
Mr. Marion M. (Mel) Stuckey	X	*	X		X
Mr. John Reardon	X		X	*	X
Mr. Ronald J. Ritchie	X		X		X	*
Mr. William B. Heye, Jr.
Total meetings in fiscal year 2004	6		6		2
* Committee Chairperson

Below is a description of each committee of the Board. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable rules and regulations regarding "independence" and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to the Company.

Audit Committee. The Audit Committee of the Board oversees the Company's corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; determines and approves the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on the Company's audit engagement team as required by law; confers with management and the independent auditors regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; reviews the financial statements to be included in the Company's Annual Report on Form 10-K; and discusses with management and the independent auditors the results of the annual audit and the results of the Company's quarterly financial statements. Three directors comprise the Audit Committee: Messrs. Stuckey, Reardon and Ritchie. The Audit Committee has adopted a written Audit Committee Charter that is attached as Appendix A to these proxy materials.

The Board annually reviews the Nasdaq listing standards definition of independence for Audit Committee members and has determined that all members of the Company's Audit Committee are independent (as independence is currently defined in Rule 4350(d)(2)(A)(i) and (ii) of the Nasdaq listing standards). All members of the Audit Committee meet Nasdaq's audit committee financial sophistication requirements. The Company does not have an "audit committee financial expert" (as defined in the rules of the Securities and Exchange Commission (the "SEC")) serving on the Audit Committee but the Board believes that the background and financial sophistication of its members are sufficient to fulfill the duties of the Audit Committee. Nasdaq does not currently require that audit committees include an "audit committee financial expert."

Compensation Committee. The Compensation Committee of the Board reviews and approves the overall compensation strategy and policies for the Company. The Compensation Committee reviews and approves corporate performance goals and objectives relevant to the compensation of the Company's executive officers and other senior management; reviews and approves the compensation and other terms of employment of the Company's Chief Executive Officer; reviews and approves the compensation and other terms of employment of the other executive officers; and administers the Company's stock option and purchase plans, pension and profit sharing plans, stock bonus plans, deferred compensation plans and other similar programs. Three directors comprise the Compensation Committee: Messrs. Stuckey, Reardon and Ritchie. All members of the Company's Compensation Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards.

Nominating and Governance Committee. The Nominating and Governance Committee of the Board is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, recommending to the Board for selection candidates for election to the Board and making recommendations to the Board regarding the membership of the committees of the Board. Our Nominating and Governance Committee charter can be found on our corporate website at www.sbei.com. Three directors comprise the Nominating and Governance Committee: Messrs. Stuckey, Reardon and Ritchie. All members of the Nominating and Governance Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards).

The Nominating and Governance Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company's stockholders. However, the committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the committee considers diversity, age, skills, and such other factors as it deems appropriate given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Governance Committee reviews such directors' overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors' independence. In the case of new director candidates, the committee also determines whether the nominee must be independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The committee meets to discuss and consider such candidates' qualifications and then selects a nominee for recommendation to the Board by majority vote. To date, the Nominating and Governance Committee has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates. To date, the Nominating and Governance Committee has not received any director nominations from stockholders of the Company.

The Nominating and Governance Committee will consider director candidates recommended by stockholders. The Nominating and Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a stockholder or not. Stockholders who wish to recommend individuals for consideration by the Nominating and Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Governance Committee at the following address:  SBE, Inc., 2305 Camino Ramon, Suite 200, San Ramon, California 94583. Submissions must include the full name of the proposed nominee, a description of the proposed nominee's business experience for at least the previous five years, complete biographical information, a description of the proposed nominee's qualifications as a director and a representation that the nominating stockholder is a beneficial or record owner of the Company's stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Meetings of the Board of Directors

The Board met seven times during the last fiscal year. Each director attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively. In addition, as required under Nasdaq listing standards, the Company's independent directors meet in regularly scheduled executive sessions at which only independent directors are present.

.

Stockholder Communications with the Board of Directors

The Company has adopted a policy for stockholder communications with the Board. Persons interested in communicating with any particular director, the independent directors or the Board as a whole may address correspondence to the intended recipient, in care of SBE, Inc. at 2305 Camino Ramon, Suite 200, San Ramon, California 94538. If no particular director is named, letters will be forwarded, depending on the subject matter, to the Chair of the Audit, Compensation, or Governance and Nominating Committee.

Code Of Ethics

The Company has adopted the SBE, Inc. Code of Business Conduct that applies to all officers, directors and employees. All of the Company's employees must carry out their duties in accordance with the policies set forth in the Code of Business Conduct and with applicable laws and regulations. The Code of Business Conduct contains a separate Code of Ethics that applies specifically to the Company's Chief Executive Officer and senior financial officers. The Code of Business Conduct and Code of Ethics is available on our website at www.sbei.com. If the Company makes any substantive amendments to the Code of Business Conduct or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

Report of the Audit Committee of the Board of Directors1

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the year ended October 31, 2004. The Audit Committee has also discussed the audited financial statements with management and BDO Seidman, LLP, the Company's independent auditors.

The Audit Committee has discussed with BDO Seidman, LLP the matters required to be discussed by Statements on Auditing Standards No. 61. The Audit Committee has also discussed with BDO Seidman, LLP the auditor's independence from the Company and its management including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee has also received the letter from BDO Seidman, LLP required by the Independence Standards Board Standard No. 1.

Based on the foregoing review and discussions with management and BDO Seidman, LLP, the Audit Committee has recommended to the Board, and the Board approved, the inclusion of the audited financial statements in the Company's Annual Report on Form 10-K for the year ended October 31, 2004, to be filed with the SEC. The Audit Committee and the Board also have recommended, subject to stockholder approval, the selection of the Company's independent auditors for the year ending October 31, 2005.

Audit Committee Members:

Marion M. (Mel) Stuckey (Chairman)
John Reardon
Ronald J. Ritchie

__________________
[1]	The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

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Proposal 2

Ratification Of Selection Of Independent Auditors

The Audit Committee of the Board has selected BDO Seidman LLP as the Company's independent auditors for the fiscal year ending October 31, 2005 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. BDO Seidman LLP has audited the Company's financial statements since 2003. Representatives of BDO Seidman LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company's Bylaws nor other governing documents or law require stockholder ratification of the selection of BDO Seidman LLP as the Company's independent auditors. However, the Audit Committee of the Board is submitting the selection of BDO Seidman LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

Independent Auditors' Fees

The following table represents aggregate fees billed to the Company for fiscal years ended October 31, 2004 and 2003, by BDO Seidman, LLP, the Company's principal accountant. Certain amounts from fiscal 2003 have been reclassified to conform to new presentation requirements.

	Fiscal Year Ended (in thousands)
	2004	2003
Audit Fees	$73	$60
Audit-related Fees (1)	0	95
Tax Fees (2)	12	10
All Other Fees	0	0
Total Fees	$85	$165

                  _________________
(1)	Fees paid in relation to the Company's acquisition of certain assets of Antares Microsystems, Inc.

(2)	Fees paid for preparation and filing of the Company's federal and state income tax returns.

All fees described above were approved by the Audit Committee. The Audit Committee has determined that the rendering of the foregoing services other than audit services by BDO Seidman, LLP is compatible with maintaining the principal accountant's independence.

Pre-Approval of Audit and Non-Audit Services

The Audit Committee has not approved any formal policy concerning pre-approval of the auditors to perform both audit and non-audit services (services other than audit, review and attest services). Instead, on a case by case basis, any audit or non-audit services proposed to be performed are considered by and, if deemed appropriate, approved by the Audit Committee in advance of the performance of such services. All of the fees earned by BDO Seidman, LLP described above were attributable to services pre-approved by the Audit Committee.

The Board Of Directors Recommends
A Vote In Favor Of Proposal 2.

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Security Ownership Of

Certain Beneficial Owners And Management

The following table sets forth certain information regarding the ownership of the Company's common stock as of January 10, 2005 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock. The address for each of the persons and entities set forth below is c/o SBE, Inc., 2305 Camino Ramon, Suite 200, San Ramon, California 94583.

	Beneficial Ownership (1)
Beneficial Owner	Number of Shares	Percent of Total(2)
AIGH Investment Partners LLC 6006 Berkeley Avenue Baltimore, MD 21209	293,120	5.7%

Meadowbrook Opportunity Fund LLC 520 Lake Cook Road, Suite 690 Deerfield, IL 60015	289,800	5.6%

Mr. Daniel Grey (3)	375,001	6.7%

Mr. William B. Heye, Jr. (3)(4)	416,763	7.5%

Mr. John Reardon (3)	25,000	*

Mr. Ronald J. Ritchie (3)	35,000	*

Mr. Marion M. (Mel) Stuckey (3)	25,000	*

Mr. Kirk Anderson (3)	137,001	2.6%

Mr. David Brunton (3)	264,000	4.9%

Ms. Yee-Ling Chin (3)	50,000	1.0%

Mr. Ignacio Munio (3)	299,825	5.5%

All executive officers and directors as a group (9 persons) (3)	1,627,500	24.4%

_________________
*	Less than one percent.

(1)
This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G, if any, filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

(2)	Applicable percentages are based on 5,159,722 shares outstanding on January 10, 2005, adjusted as required by rules promulgated by the SEC.

(3)
Includes 375,001, 415,000, 25,000, 20,000, 25,000, 137,001, 195,000, 50,000, and 278,945 shares that Messrs. Grey, Heye, Reardon, Ritchie, Stuckey, Anderson and Brunton, Ms. Chin and Mr. Munio, respectively, have the right to acquire within 60 days after the date of this table under the Company's option plans.

(4)	Includes 50 shares held by Joan G. Heye, the wife of Mr. Heye.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended October 31, 2004, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

Compensation of Directors

Each non-employee director of the Company receives an annual retainer of $30,000, payable monthly in arrears. The Chairman of the Board receives an annual retainer of $45,000, payable monthly in arrears. No director has been entitled to receive a per-meeting fee since March 2004, when the Company's director compensation policy was revised to eliminate such fees and replace them with the annual retainers described above. In the fiscal year ended October 31, 2004, the total compensation paid to non-employee directors was $131,017. The members of the Board are also eligible for reimbursement for their expenses incurred in attending Board meetings in accordance with Company policy.

Each non-employee director of the Company also receives stock option grants under the 2001 Non-Employee Directors' Stock Option Plan (which shall be referred to as the "Directors' Plan"). Only non-employee directors of the Company are eligible to receive options under the Directors' Plan. Options granted under the Directors' Plan do not qualify as incentive stock options under the Internal Revenue Code. Option grants under the Directors' Plan are non-discretionary. Upon a non-employee director's initial appointment or election to the Board, he or she is automatically granted an option to purchase 15,000 shares of common stock of the Company under the Directors' Plan. On April 1 of each year (or the next business day if that date is a legal holiday), each non-employee director is automatically granted an additional option to purchase 10,000 shares of common stock of the Company under the Directors' Plan. No other options may be granted at any time under the Directors' Plan. The exercise price of options granted under the Directors' Plan is 100% of the fair market value of the common stock subject to the option on the date of the option grant. Options granted under the Directors' Plan may not be exercised until the date upon which the optionee (or the affiliate of the optionee) has provided one year of continuous service as a non-employee director following the date of grant of such option, at which point 100% of the option becomes exercisable. The options will fully vest upon a change of control, as defined in the Directors' Plan, unless the acquiring company assumes the options or substitutes similar options. The term of options granted under the Directors' Plan is seven years.

During the last fiscal year, the Company granted options covering 60,000 shares to non-employee directors of the Company, at an exercise price per share of $5.50. The fair market value of such common stock on the date of grant was $5.50 per share (based on the closing sales price reported on the Nasdaq National Market for the date of grant). As of the date of this proxy statement, no options had been exercised under the Directors' Plan.

Compensation of Executive Officers

Summary of Compensation

The following table shows for the fiscal years ended October 31, 2002, 2003 and 2004, compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and its other four most highly compensated executive officers at October 31, 2004 (the "Named Executive Officers"):

Summary Compensation Table

		Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compen-sation ($)(1)	Restricted Stock Awards ($)		Securities Underlying Options (#)	All Other Compen-sation ($)(2)

Mr. William B. Heye, Jr. President and Chief Executive Officer(3)	2004 2003 2002	250,000 238,028 233,861	-- 1,000 171,013	4,968 4,968 (1,425)	-- -- --		125,000 -- 100,000	6,000 5,100 5,000

Mr. David Brunton Vice President, Finance and Chief Financial Officer	2004 2003 2002	167,500 140,000 140,000	-- -- --	541 444 151	-- -- --		25,000 -- 170,000	4,875 4,200 4,200

Mr. Ignacio C. Munio Vice President, Engineering	2004 2003 2002	175,000 70,335 --	25,000 62,000 --	1,099 245 --	85,800 -- --	(4)	-- 50,000 --	5,250 2,110 --

Mr. Daniel Grey Vice President, Sales(5)	2004 2003 2002	200,904 200,004 200,004	-- -- 30,000	4,052 4,051 3,994	-- -- --		25,000 -- 170,000	6,000 3,500 5,100

Mr. Kirk Anderson Vice President, Operations	2004 2003 2002	130,000 110,297 108,598	-- -- --	263 175 327	-- -- --		-- -- 100,000	3,828 3,500 5,100

___________________
(1)
Includes $4,968, $541, $269, $452 and $263 attributable in fiscal 2004 to Messrs. Heye, Brunton, Munio, Grey and Anderson, $4,968, $444, $245, $451 and $175 attributable in fiscal 2003 to Messrs. Heye, Brunton, Munio, Grey and Anderson, and $1,007, $151, $394 and $327 attributable in fiscal 2002 to Messrs. Heye, Brunton, Grey and Anderson, respectively, for premiums paid by the Company for group term life insurance. Also includes $2,431 paid to the Company by Mr. Heye in fiscal 2002 for group term life insurance. Also includes $3,600 attributable in each of fiscal 2004, 2003 and 2002 to Mr. Grey for an automobile allowance.

(2)	The sum for each Named Executive Officer was paid by the Company as matching and profit sharing contributions to the Company's Savings and Investment Plan and Trust.

(3)	Mr. Heye retired on December 31, 2004.

(4)	See "Certain Transactions" for a description of the agreement under which Mr. Munio received shares of the Company's Common Stock.

(5)	Mr. Grey became President and Chief Executive Officer effective January 1, 2005.

Stock Option Grants And Exercises

The Company grants options to its executive officers under its 1996 Stock Option Plan (the "1996 Plan"). As of January 1, 2005, options to purchase a total of 1,534,666 shares were outstanding under the 1996 Plan and 538,516 shares remained available for grant under the plan. Options granted under the 1996 Plan during the year ended October 31, 2004 vest over a 3 to 4 year period, 25% to 33% after one year and 2% to 3% monthly thereafter. The options will fully vest upon a change of control, as defined in the 1996 Plan, unless the acquiring company assumes the options or substitutes similar options. The term of options granted under the 1996 Plan is generally seven years. The following tables show for the fiscal year ended October 31, 2004, certain information regarding options granted to, exercised by and held at year end by the Named Executive Officers:

Option Grants in Last Fiscal Year

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
Name	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in Fiscal Year(2)	Exercise Or Base Price ($/Sh)	Expiration Date	5% ($)	10% ($)
Mr. William Heye	125,000	15%	4.45	4/12/2011	226,450	527,724
Mr. David Brunton	25,000	3%	4.45	4/12/2011	45,289	105,545
Mr. Ignacio C. Munio	50,000	6%	7.13	12/9/2010	145,131	338,218
Mr. Daniel Grey	25,000	3%	4.45	4/12/2011	45,289	105,545
Mr. Kirk Anderson	--	--%	--	--	--	--

______________
(1)
The potential realizable value is based on the term of the option at the time of grant. It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. These amounts represent certain assumed rates of appreciation only, in accordance with the rules of the SEC, and do not reflect the Company's estimate or projection of future stock price performance or take into account any taxes that may be payable in connection with the transaction. Actual gains, if any, are dependent on the actual future performance of the Company's common stock and no gain to the optionee is possible unless the stock price increases after the date of grant, which increase, if any, would benefit all stockholders.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)(1)	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#) Exercisable/ Unexercisable(2)(3)	Value of Unexercised In-the-Money Options at Fiscal Year-End ($) Exercisable/ Unexercisable(2)(4)
Mr. William Heye	35,000	212,450	250,000/125,000	203,100/--
Mr. David Brunton	--	--	170,000/25,000	383,700/--
Mr. Ignacio C. Munio	--	--	--/50,000	--/--
Mr. Daniel Grey	--	--	240,310/34,690	308,977/5,523
Mr. Kirk Anderson	16,000	80,674	138,167/334	237,100/--

_________________
(1)
Value realized is based on the fair market value of the Company's common stock on the date of exercise minus the exercise price without taking into account any taxes that may be payable in connection with the transaction.

(2)	Reflects shares vested and unvested at October 31, 2004.

(3)	Includes both "in the money" and "out of the money" options. "In the money" options are options with exercise prices below the market price of the Company's common stock at October 31, 2004 ($3.19).

(4)	Fair market value of the Company's common stock at October 31, 2004 ($3.19) minus the exercise price of the options.

Severance and Change of Control Agreements

Effective December 31, 2004, William B. Heye, Jr. resigned from his position as President and Chief Executive Officer of the Company. In connection with Mr. Heye's retirement, and Mr. Heye's execution of a customary release of claims, the Company agreed to pay him severance in the amount of $250,000, less legally required withholdings and deductions, and to grant him an option to purchase 75,000 shares of the Company's common stock at an exercise price of $4.00 per share, which option shall vest on a monthly basis from February 1, 2005 through March 31, 2006 (or the date of the 2006 annual meeting of stockholders, if earlier). The severance amount will be paid in the form of continuing base salary payments, paid in equal semi-monthly installments over a twelve month period on the Company's customary payroll payment dates.

The Company has entered into an Executive Severance Benefits Agreement with Messrs. Grey, Brunton, Munio and Anderson. Each agreement provides that if the Company engaged in a change in control transaction (as defined in such agreement) and the individual's employment with the Company or its successor is terminated by the employer without cause (as defined in such agreement), or the individual resigns for good reason (as defined in such agreement) within six months after such change in control, the vesting of such individual's options to purchase Company common stock will vest in full, subject to execution of a customary release of claims. In addition, in such event, also subject to execution of a customary release of claims, Messrs. Grey, Brunton and Munio would be entitled to receive (1) an amount equal to six months of the executive's base salary (as then in effect) paid in equal monthly installments over the six months following the termination and (2) the pro-rata share of any bonus to which that executive would have been entitled had that executive's employment with the Company continued. The Company has entered into an agreement with Ms. Yee-Ling Chin pursuant to which the Company agreed to pay Ms. Chin an amount equal to four months of her salary as severance for any termination of her employment other than for cause.

Report of the Compensation Committee of the Board of Directors on Executive Compensation2

The Compensation Committee of the Board is responsible for the administration of the compensation programs in effect for the Company's executive officers. The Compensation Committee currently consists of John Reardon, Ronald J. Ritchie and Marion M. (Mel) Stuckey, none of whom is an employee of the Company. The compensation programs have been designed to ensure that the compensation paid to the executive officers is substantially linked to both Company and individual performance. Accordingly, a significant portion of the compensation for which an executive officer is eligible is comprised of variable components based upon individual achievement and Company performance measures.

______________
[2]	The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Executive Compensation Principles

The design and implementation of the Company's executive compensation programs are based on a series of general principles. These principles may be summarized as follows:

•	Align the interests of management and stockholders to build stockholder value by the encouragement of consistent, long-term Company growth.

•	Attract and retain key executive officers essential to the long-term success of the Company;

•	Reward executive officers for long-term corporate success by facilitating their ability to acquire an ownership interest in the Company;

•	Provide direct linkage between the compensation payable to executive officers and the Company's attainment of annual and long-term financial goals and targets; and

•	Emphasize reward for performance at the individual and corporate level.

Components of Executive Compensation in Fiscal 2004

For fiscal 2004, the Company's executive compensation programs included the following components:

•	Base Salary;

•	Cash Bonus;

•	Long-Term Incentives; and

•	Benefits and Perquisites

Base Salary

The base salary for each executive officer is determined on the basis of individual performance, the functions performed by the executive officer and the scope of the executive officer's ongoing responsibilities, and the salary levels in effect for comparable positions based on information provided by the compensation surveys referenced above and comparator information. The weight given to each of these factors varies from individual to individual. In general, base salary is designed primarily to be competitive within the relevant industry and geographic market.

Each executive officer's base salary is reviewed annually to ensure appropriateness, and increases to base salary are made to reflect competitive market increases and individual factors. Company performance does not play a significant role in the determination of base salary.

Cash Bonus

The Company's Management Incentive Plan provides for the funding of a bonus pool based upon a predetermined increase in cash flow from operations. Executive officers are eligible to receive cash performance bonuses ranging from 30% to 50% of their salary. In fiscal 2005, no executive officer received a cash bonus under this plan. Additionally, each officer is eligible to participate in the Company's Savings and Investment Plan and Trust and receive matching and profit sharing contributions as determined by the Board.

Long-Term Incentives

Long-term incentives are provided through stock option grants. These option grants are intended to motivate the executive officers to manage the business to improve long-term Company performance. Customarily, option grants are made with exercise prices equal to the market price of the shares on the date of grant and will be of no value unless the market price of the Company's outstanding common shares appreciates, thereby aligning a substantial part of the executive officer's compensation package with the return realized by the stockholders.

The size of each option grant is designed to create a meaningful opportunity for stock ownership and is based upon several factors, including relevant information contained in the compensation surveys described above, an assessment of the option grants of comparable companies and the individual performance of each executive officer. Each option grant allows the executive officer to acquire shares of the Company's common stock at a fixed price per share (customarily the market price on the grant date) over a specified period of time (customarily seven years). The option generally vests in equal installments over a period of three to four years, contingent upon the executive officer's continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if the executive officer remains employed by the Company and the market price of the underlying shares appreciates over the option term.

In fiscal 2004, the committee granted stock options to the Named Executive Officers as set forth in the table above entitled "Option Grants in Last Fiscal Year." The committee believes that stock options, particularly incentive stock options, encourage long-term Company stock ownership, and therefore that such grants are in the best interests of the Company and its stockholders.

Benefits and Perquisites

The benefits and perquisites component of executive compensation is generally similar to that which is offered to all of the Company's employees or that are typical in the industry for an executive's position or circumstances.

Chief Executive Officer (CEO) Compensation

In setting the compensation payable to the Chief Executive Officer, the goal is to provide compensation competitive with other companies in the industry while at the same time making a significant percentage of the Chief Executive Officer's potential earnings subject to consistent, positive, long-term Company performance. In general, the factors utilized in determining the Chief Executive Officer's compensation were similar to those applied to the other executive officers in the manner described in the preceding paragraphs.

Members of the Compensation Committee

John Reardon (Chairman)
Ronald J. Ritchie
Marion M. (Mel) Stuckey

Compensation Committee Interlocks and Insider Participation

As noted above, during the fiscal year ended October 31, 2004, the Compensation Committee consisted of Messrs. Reardon, Ritchie and Stuckey. None of these non-employee directors has any interlocking or other type of relationship that would call into question his independence as a Compensation Committee member.

.

Performance Measurement Comparison3

The following graph shows the total stockholder return of an investment of $100 in cash on October 31, 1999 for (i) the Company's common stock, (ii) the Total Return for the Nasdaq Stock Market (United States companies) ("Nasdaq Stock Market") and (iii) the Nasdaq Telecommunications Index ("Nasdaq Telecommunications"). All values assume reinvestment of the full amount of all dividends and are calculated as of October 31 of each year:

______________
[3]	The material in this section is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

.

Certain Transactions

In November 1998, the Company amended a stock option that entitled William B. Heye, Jr., the Company's President and Chief Executive Officer, to acquire 139,400 shares of the Company's common stock at $4.25 per share to provide that such option could be exercised pursuant to a deferred payment alternative. Thereafter, Mr. Heye exercised such option pursuant to the deferred payment alternative, with a net value realized (the difference between the exercise price and the fair market value of such shares, based on the closing sales price reported on the Nasdaq National Market for the date of exercise) of $331,075. In connection with such exercise, Mr. Heye borrowed $743,950 from the Company, an amount equal to the sum of the exercise price for such option and certain taxes payable by Mr. Heye upon such exercise. Such loan was evidenced by a full recourse promissory note in the amount of $743,950, the payment of which is secured by all shares of the Company's common stock (including after-acquired shares) held by Mr. Heye. In October 2000, the Board extended the term of the note to November 2001. In December 2001, the Board amended, restated and consolidated the note to extend the term of the note to December 2003 and to require certain mandatory repayments of principal of between $25,000 to $100,000 each year while the note is outstanding. Such loan bore interest at a rate of 2.48% per annum, with interest payments due annually and the entire principal amount due in December 2003. Such loan was repaid in full by Mr. Heye prior to the due date.

The Company has entered into indemnity agreements with certain officers and directors that provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he may be required to pay in actions or proceedings to which he is or may be made a party by reason of his position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and the Company's Certificate of Incorporation, as amended, and the Company's By-Laws.

The Company compensates its directors as described under "Compensation of Directors" above. The Company compensated its named executive officers in fiscal 2004 as described under "Compensation of Executive Officers" above. Yee-Ling Chin, the Company's only other executive officer, received a salary of $120,000 in respect of fiscal 2004. The Company's executive officers currently receive annual salaries at the following rates:

Daniel Grey	$200,000
David Brunton	$170,000
Ignacio Munio	$175,000
Kirk Anderson	$130,000
Yee-Ling Chin	$120,000

In addition to salary, each of the Company's executive officers is eligible to receive a bonus pursuant to the Company's Management Incentive Plan, which is described under "Report of the Compensation Committee of the Board of Directors on Executive Compensation" above, and stock option and other grants as may be made in the sole discretion of the Compensation Committee. Mr. Grey was granted an option to purchase 100,000 shares, effective January 1, 2005, in connection with his promotion to Chief Executive Officer. Mr. Munio was also granted an option to purchase 200,000 shares, effective January 1, 2005. The options vest over four years, have a term of seven years and have an exercise price of $4.00 per share, the fair market value of one share of the Company's common stock on the date of grant. The Company has entered into severance and change in control arrangements with its executive officers as described under "Severance and Change in Control Arrangements" above.

Mr. Munio was hired by the Company in connection with the Company's acquisition of assets of Antares Microsystems, Inc. In connection with such acquisition, the Company entered into a letter agreement with Mr. Munio providing that Mr. Munio would be entitled to: (a) a total cash incentive bonus of $105,000, $80,000 of which was paid in August 2003 and $25,000 of which was paid in January 2004; (b) a total of 98,945 shares of the Company's common stock, 30,000 of which was issued in fiscal 2004, 20,000 of which was issued in December 2004 and 30,000 of which will be issued during the remainder of fiscal 2005; (c) after the fiscal quarter in which the Company has shipped an aggregate of $200,000 of the TCP/IP offload product acquired in the Antares transaction (the "TOE Product"), $15,833 for each quarter in which the Company ships at least $150,000 of the TOE Product, up to a maximum aggregate payment to Mr. Munio of $190,000; and (d) for each $1,000,000 of TOE Products shipped, a payment of either $47,500 in cash or a stock bonus of 22,511 shares of the Company's Common Stock, to be determined by the Company, up to a maximum aggregate payment of $237,500. To date, the Company has not shipped any TOE Product.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are SBE, Inc. stockholders will be "householding" our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement and annual report, please notify your broker or direct your written request to the Secretary of the Company at 2305 Camino Ramon, Suite 200, San Ramon, California 94583. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request "householding" of their communications should contact their broker.

Other Matters

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ David W. Brunton

David W. Brunton
Secretary

February 15, 2005

A copy of the Company's Annual Report filed with the SEC on Form 10-K for the fiscal year ended October 31, 2004 is available without charge upon written request to: Corporate Secretary, SBE, Inc., 2305 Camino Ramon, Suite 200, San Ramon, California 94583.

.

Appendix A

SBE, INC.

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

STATEMENT OF POLICY

This Charter specifies the scope of the responsibilities of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of SBE, Inc. (the "Company") and the manner in which those responsibilities shall be performed, including its structure, processes and membership requirements.

The primary purpose of the Committee is to oversee the accounting and financial reporting processes of the Company and the audits of the Company's financial statements, and otherwise assist the Board in fulfilling its oversight responsibilities by reviewing and reporting to the Board on the integrity of the financial reports and other financial information provided by the Company to any governmental body or to the public. The Committee will also review the qualifications, independence and performance, and approve the terms of engagement, of the Company's independent auditor, and prepare any reports required of the Committee under applicable law, the rules and regulations of the Securities and Exchange Commission ("SEC") or the listing requirements of the Nasdaq Stock Market (collectively, "Applicable Law"). Further, the Committee will recommend codes of conduct and codes of ethics applicable to the Company and will oversee the performance of the Company's internal audit function and legal compliance requirements.

The Company will provide appropriate funding, as determined by the Committee, to permit the Committee to perform its duties under this Charter, to compensate its advisors and to compensate any registered public accounting firm engaged for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attest services for the Company. The Committee, at its discretion, has the authority to initiate special investigations and hire special legal, accounting or other outside advisors or experts to assist the Committee, as it deems necessary, in fulfilling its duties under this Charter. The Committee may also perform such other activities consistent with this Charter, the Company's Bylaws and Applicable Law, as the Committee or the Board deems necessary or appropriate.

ORGANIZATION AND MEMBERSHIP REQUIREMENTS

The Committee will be comprised of three or more directors, each of whom will satisfy the independence, experience and financial literacy requirements of any Applicable Law. In addition, the Committee will not include any member who:

•
directly or indirectly accepts any consulting, advisory, or other compensatory fee from the Company, other than in his or her capacity as a member of the Committee, the Board, or any other committee of the Board; or

•
(i) is an executive officer of the Company, (ii) beneficially owns or controls, directly or indirectly, 10% or more of any class of the Company's equity securities, or (iii) otherwise is an affiliated person of the Company or any subsidiary of the Company, other than a director who meets the independence requirements of any Applicable Law.

Each member of the Committee must be able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement, to the extent required by Applicable Law. In addition, for so long as required by Applicable Law, at least one member shall have past employment experience in finance or accounting, professional certification in accounting, or other comparable experience or background resulting in the individual being financially sophisticated, which may include being or having been a chief executive, chief financial or other senior officer with financial oversight responsibilities.

If deemed necessary or appropriate from time to time by the Board, at least one member will be an audit committee financial expert as determined by the Board in accordance with the rules and regulations of the SEC.

The members of the Committee will be appointed by the Board on the recommendation of the Nominating and Governance Committee and will serve until their successors are duly elected and qualified or their earlier resignation or removal. Any member of the Committee may be removed or replaced by the Board on the recommendation of the Nominating and Governance Committee. Unless a chairman is elected by the full Board, the members of the Committee may designate a chairman by majority vote of the full Committee membership.

MEETINGS

The Committee will meet as often as it determines, but not less frequently than quarterly or as required by Applicable Law. The Committee may form and delegate authority to subcommittees, or to one or more members of the Committee, when appropriate. The Committee will meet with management and the independent auditor in separate executive sessions, in each case as appropriate. The Committee will meet with the independent auditor and management on a quarterly basis to review the Company's financial statements and financial reports. The Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

A majority of the members will represent a quorum of the Committee, and, if a quorum is present, any action approved by a majority of the members present will represent the valid action of the Committee.

COMMITTEE AUTHORITY AND RESPONSIBILITIES

To fulfill its responsibilities and duties, the Committee will, in each case to the extent required by Applicable Law or otherwise deemed advisable by the Committee:

Oversight of the Company's Independent Auditor

Be directly and solely responsible for the appointment, compensation, retention and oversight of any independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) engaged by the Company for the purpose of preparing or issuing an audit report or related work, with each such auditor reporting directly to the Committee.

Periodically review and discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, as amended.

Annually review and discuss any formal written statements received from the independent auditor consistent with and in satisfaction of Independence Standards Board Standard No. 1, as amended, including without limitation, descriptions of (x) all relationships between the auditor and the Company, (y) any disclosed relationships or services that may impact the independent auditor's objectivity and independence, and (z) whether any of the Company's senior finance personnel were recently employed by the independent auditor.

Approve in advance the engagement of the independent auditor for all audit services and non-audit services, based on independence, qualifications and, if applicable, performance, and approve the fees and other terms of any such engagement; provided, however, that, except as otherwise required by Applicable Law, (i) the Committee may establish pre-approval policies and procedures for any engagement to render such services, provided that such policies and procedures (x) are detailed as to particular services, (y) do not involve delegation to management of the Committee's responsibilities hereunder, and (z) provide that, at its next scheduled meeting, the Committee is informed as to each such service for which the independent auditor is engaged pursuant to such policies and procedures, and (ii) the Committee may delegate to one or more members of the Committee the authority to grant pre-approvals for such services, provided that (a) the decisions of such member(s) to grant any such pre-approvals shall be presented to the Committee at its next scheduled meeting, and (b) the Committee has established policies and procedures for such pre-approval of services consistent with the requirements of subsections (x) and (y) above.

Meet with the independent auditor prior to the audit to discuss the planning of the audit.

Approve as necessary the termination of the engagement of the independent auditor.

Review with the independent auditor any significant difficulties encountered during the course of the audit or otherwise, as appropriate, any restrictions on the scope of work or access to required information and any significant disagreement among management and the independent auditor in connection with the preparation of the financial statements, in each case as reported by the independent auditor. Receive from and review with the independent auditor any accounting adjustments that were noted or proposed by the auditor but that were "passed" (as immaterial or otherwise), any "management" or "internal control" letter or schedule of unadjusted differences issued, or proposed to be issued, by the auditor to the Company, or any other material written communication provided by the auditor to the Company's management.

Review with the independent auditor the critical accounting policies and practices used by the Company, all alternative treatments of financial information within generally accepted accounting principles ("GAAP") that the independent auditor has discussed with management, and the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

Review of Financial Reporting, Policies and Processes

Review and, to the extent deemed appropriate by the Committee, discuss with management and the independent auditor the Company's annual audited financial statements and any certification, report, opinion or review rendered by the independent auditor.

Review and, to the extent deemed appropriate by the Committee, discuss with management and the independent auditor the Company's quarterly financial statements.

Review and, to the extent deemed appropriate by the Committee, discuss earnings press releases and other press releases that contain material financial information.

Periodically meet separately with management and with the independent auditor, as deemed appropriate by the Committee.

Review with management on a quarterly basis its assessment of the effectiveness and adequacy of the Company's internal control structure and procedures for financial reporting ("Internal Controls").

Review annually with the independent auditor any attestation to and report on the assessment made by management, and consider with management and the independent auditor whether any changes to the Internal Controls are appropriate in light of management's assessment or any such independent auditor's attestation.

Receive reports from the independent auditor concerning, and review with management to the extent deemed appropriate by the Committee, the effect of regulatory and accounting initiatives on the financial statements of the Company.

Consider and approve, if deemed appropriate by the Committee, changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor or management.

.

Risk Management, Related Party Transactions, Legal Compliance and Ethics

Review with the chief executive officer and principal financial officer of the Company any report on significant deficiencies in the design or operation of the Internal Controls that could adversely affect the Company's ability to record, process, summarize or report financial data, any material weaknesses in Internal Controls identified to the auditors, and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's Internal Controls.

As requested by the Board or to the extent required by Applicable Law, review and approve any "related-party transactions."

Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. Adopt, as necessary, appropriate remedial measures or actions with respect to such complaints or concerns.

Receive from and discuss with management and the independent auditor any correspondence with regulators or governmental agencies that raises material issues regarding the Company's financial statements or accounting policies.

Prepare the audit committee report required by the rules of the SEC to be included in the Company's annual proxy statement.

Report to the Board on the Committee's activities, recommendations and conclusions, as deemed appropriate by the Committee.

ANNUAL MEETING OF STOCKHOLDERS OF

SBE, INC.

March 22, 2005

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

 Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW AND FOR PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. To elect two directors to hold office until the 2008 Annual Meeting of Stockholders and until their successors are elected and duly qualified. NOMINEES:			FOR AGAINST ABSTAIN
		2. To ratify selection of BDO Seidman, LLP as the Company's independent auditors for the fiscal year ending October 31, 2005.	☐ ☐ ☐
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	mRonald R. Ritchie mDaniel Grey
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.  ☐

Signature of Stockholder	Date	Signature of Stockholder	Date

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PROXY

SBE, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MARCH 22, 2005

The undersigned hereby appoints DAN GREY and DAVID W. BRUNTON, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of SBE, Inc. that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of SBE, Inc. to be held at 2305 Camino Ramon, Suite 200, San Ramon, California, on Tuesday, March 22, 2005 at 9:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

(Continued and to be signed on the reverse side)